                              JAVA CENTRALE, INC., AND SUBSIDIARY


                                                                     EXHIBIT 11

                           COMPUTATION OF NET LOSS PER COMMON SHARE

                                                          For the Three Months Ended    For the Nine Months Ended
                                                                 December 31,                  December 31,

                                                             1997            1996            1997            1996
                                                         ------------    ------------    ------------    ------------
Weighted average number of common shares outstanding        2,200,506       1,283,637       1,301,332       1,092,014
                                                         ------------    ------------    ------------    ------------
                                                         ------------    ------------    ------------    ------------
Net Loss                                                  ($1,047,000)      ($648,037)    ($3,441,000)    ($2,159,288)
                                                         ------------    ------------    ------------    ------------
                                                         ------------    ------------    ------------    ------------
Net loss per weighted average equivalent common
  shares outstanding                                           ($0.48)         ($0.50)         ($2.64)         ($1.98)
                                                         ------------    ------------    ------------    ------------
                                                         ------------    ------------    ------------    ------------

                                                                           Share Months Outstanding
                                                         ----------------------------    ----------------------------
                                                             1997            1996            1997           1996
                                                         ------------    ------------    ------------    ------------
Calculation of weighted average shares outstanding
  April 1, 1996-853,358 shares                                              2,560,076                       7,680,228
  April 24, 1996-8,372 shares                                                  25,117                          69,490
  May 20, 1996-44,214 shares                                                  132,643                         328,659
  May 28, 1996-12,438 shares                                                   37,313                          89,138
  May 31, 1996-211 shares                                                         632                           1,488
  June 5, 1996-27,100 shares                                                   81,300                         186,991
  June 7, 1996-6,838 shares                                                    20,513                          46,724
  June 14, 1996-6,792 shares                                                   20,376                          44,827
  June 18, 1996-13,320 shares                                                  39,960                          86,136
  June 19, 1996-13,233 shares                                                  39,700                          85,135
  June 27, 1996-22,422 shares                                                  67,265                         138,266
  August 2, 1996-65,934 shares                                                197,801                         327,470
  August 5, 1996-21,368 shares                                                 64,103                         103,989
  August 15, 1996-15,779 shares                                                47,337                          71,532
  September 20, 1996-153,846 shares                                           461,539                         512,821
  November 15, 1996-36,024 shares                                              55,237                          55,237
  April 1, 1997-137,4382 shares                             4,123,146                       8,246,292
  April 10, 1997-10,667 shares                                 32,001                          92,447
  April 22, 1997-30,000 shares                                 90,000                         248,000
  April 29, 1997-15,000 shares                                 45,000                         120,500
  May 13, 1997-7,500 shares                                    22,500                          56,750
  May 30, 1997-12,195 shares                                   36,585                          85,365
  June 9, 1997-15,685 shares                                   47,055                         104,567
  June 10, 1997-15,686 shares                                  47,058                         104,050
  June 17, 1997-22,308 shares                                  66,924                         142,771
  June 24, 1997-56,980 shares                                 170,940                         351,377
  July 17, 1997-40,000 shares                                 120,000                         216,000
  July 22, 1997-65,103 shares                                 195,309                         340,706
  August 26, 1997-10,000 shares                                30,000                          10,667
  September 30, 1997-525,000 shares                         1,575,000                       1,592,500

Options outstanding                                                (1)             (1)             (1)             (1)

Warrants outstanding                                               (1)             (1)             (1)             (1)
                                                         ------------    ------------    ------------    ------------
  Total                                                     6,601,518       3,850,910      11,711,992       9,828,127
                                                         ------------    ------------    ------------    ------------
                                                         ------------    ------------    ------------    ------------
Weighted average number of common shares outstanding        2,200,506       1,283,637       1,301,332       1,092,014
                                                         ------------    ------------    ------------    ------------
                                                         ------------    ------------    ------------    ------------


(1) Not calculated as anti-dilutive